Exhibit 21.1

Subsidiaries of the Registrant

AHN Biotechnologie GmbH (Germany)

AHN Acquisition GmbH (Germany)

Asys Hitech GmbH (Austria)

Biochrom Limited (United Kingdom)

Biochrom US, Inc. (United States)

BioDrop Ltd. (United Kingdom)

Cartesian Technologies, Inc. (United States)

CMA Microdialysis AB (Sweden)

Coulbourn Instruments, LLC (United States)

Denville Scientific, Inc. (United States)

Ealing Scientific Limited (doing business as Harvard Apparatus, Canada) (Canada)

FKA GSI US, Inc. (formerly Genomic Solutions, Inc.) (United States)

FKAUBI, Inc. (formerly Union Biometrica, Inc.) (United States)

Genomic Solutions Canada, Inc. (United States)

Harvard Apparatus Limited (United Kingdom)

Harvard Apparatus, S.A.R.L. (France)

HEKA Electronics Incorporated (Canada)

HEKA Electronik Dr. Schulze GmbH (Germany)

HEKA Instruments Incorporated (United States)

Hoefer, Inc. (United States)

Hugo Sachs Elektronik Harvard Apparatus GmbH (Germany)

KD Scientific, Inc. (United States)

Multi Channel Systems MCS GmbH (Germany)

Panlab S.L. (Spain)

Scie-Plas Ltd. (United Kingdom)

Triangle BioSystems, Inc. (United States)

Walden Precision Apparatus Ltd. (United Kingdom)

Warner Instruments LLC (United States)